Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)         Registration Statement (Form S-8 No. 333-115563) pertaining to Dynamic Materials Corporation’s Employee Stock Purchase Plan,

(2)         Registration Statement (Form S-8 No. 333-143355) pertaining to Dynamic Materials Corporation’s Stock Incentive Plan and Equity Incentive Plan,

(3)         Registration Statement (Form S-3 No. 333-150231) of Dynamic Materials Corporation and the related Prospectus, and

(4)         Registration Statement (Form S-8 No. 333-182979) pertaining to Dynamic Materials Corporation’s Employee Stock Purchase Plan;

of our reports dated March 14, 2013, with respect to the consolidated financial statements and schedules of Dynamic Materials Corporation and subsidiaries and the effectiveness of internal control over financial reporting of Dynamic Materials Corporation and subsidiaries included in this Annual Report (Form 10-K) of Dynamic Materials Corporation for the year ended December 31, 2012.

/s/ Ernst & Young LLP
Denver, Colorado
March 14, 2013